As filed with the Securities and Exchange Commission on September 22, 2025

Registration No. 333-276062

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANT ENERGY CORPORATION	INTERSTATE POWER AND LIGHT COMPANY	WISCONSIN POWER AND LIGHT COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin	Iowa	Wisconsin

(State or other jurisdiction of incorporation or organization)

39-1380265	42-0331370	39-0714890

(I.R.S. Employer Identification Number)

4902 North Biltmore Lane Madison, Wisconsin 53718 (608) 458-3311	Alliant Energy Tower Cedar Rapids, Iowa 52401 (319) 786-4411	4902 North Biltmore Lane Madison, Wisconsin 53718 (608) 458-3311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Omar N. Chaudhary

Corporate Secretary

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, Wisconsin 53718

(608) 458-3311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Allison C. Handy

Perkins Coie LLP

1301 Second Avenue, Suite 4200

Seattle, Washington 98101-3804

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Alliant Energy Corporation

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

Interstate Power and Light Company

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

Wisconsin Power and Light Company

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Alliant Energy Corporation ☐

Interstate Power and Light Company ☐

Wisconsin Power and Light Company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (File No. 333-276062) of Alliant Energy Corporation (the “Registration Statement”) is filed by Alliant Energy Corporation to add junior subordinated debt securities of Alliant Energy Corporation as a class of securities registered on the Registration Statement.

This Registration Statement contains three separate prospectuses of Alliant Energy Corporation, Interstate Power and Light Company (all of the common stock of which is owned by Alliant Energy Corporation) and Wisconsin Power and Light Company (all of the common stock of which is owned by Alliant Energy Corporation). The registration statement of each of the respective registrants consists of the registrant’s prospectus (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Each registrant makes no representation as to, nor takes any responsibility for, the information relating to the other registrants set forth herein or incorporated herein by reference. The prospectuses of Interstate Power and Light Company and Wisconsin Power and Light Company are not amended by this Post-Effective Amendment No. 1 and have not been included in this Amendment.

PROSPECTUS

Alliant Energy Corporation

Common Stock

Debt Securities

Warrants

Stock Purchase Contracts

and

Stock Purchase Units

We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	debt securities, which may be convertible into our common stock;

•	warrants to purchase debt securities, common stock or other securities; and

•	stock purchase contracts and stock purchase units.

Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

In addition, selling shareowners to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareowners.

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “LNT.”

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in any prospectus supplement or such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2025.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our” and the “Company” refer to Alliant Energy Corporation, unless the context otherwise requires. References to “common stock” refer to our common stock, $0.01 par value per share.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareowners may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we, or, under certain circumstances, our shareowners, offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “may,” “believe,” “expect,” “anticipate,” “plan,” “project,” “will,” “projections,” “estimate,” or other words of similar import. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ALLIANT ENERGY CORPORATION

We are an energy-services provider that operates as a regulated investor-owned public utility holding company. Our primary focus is to provide regulated electric and natural gas service to customers in the Midwest through our two public utility subsidiaries, Interstate Power and Light Company, or IPL, and Wisconsin Power and Light Company, or WPL. We also have non-utility operations. Our utility business is engaged principally in:

•	the generation and distribution of electricity to retail customers in select markets in Iowa and Wisconsin;

•	the distribution and transportation of natural gas to retail customers in select markets in Iowa and Wisconsin;

•	the sale of electricity to wholesale customers in Minnesota (through July 2025), Illinois, Iowa and Wisconsin; and

•

the generation and distribution of steam for two customers in Cedar Rapids, Iowa, which are each under contract through 2025 for taking minimum quantities of annual steam usage, with certain conditions, after which IPL expects to exit the steam business, and various other energy-related products and services.

We are a “holding company” under the Public Utility Holding Company Act of 2005 and are subject to regulation by the Federal Energy Regulatory Commission, or the FERC, under that Act.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458-3311.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes material terms and provisions that apply to our common stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (our “Charter”), and our Amended and Restated Bylaws (our “Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our Charter provides that we have authority to issue 480,000,000 shares of common stock, $0.01 par value per share. We do not have the authority under our Charter to issue shares of preferred stock.

Common Stock

Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including the ability of our subsidiaries to pay dividends. Our utility subsidiaries each have restrictions on the payment of dividends on their common stock based on the regulatory restrictions applicable to them, and IPL has restrictions on the payment of dividends on its common stock based on the terms of its outstanding preferred stock.

Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareowners, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See “—Anti-Takeover Effects of Various Provisions of Wisconsin Law, Our Charter and Our Bylaws.” Holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Unless otherwise provided in our Charter, each director to be elected shall be elected by a plurality of the votes cast by the common stock shares entitled to vote in the election of directors at an annual or special meeting of shareowners at which a quorum is present. Shareowners have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. Our board of directors is divided into three classes, with staggered terms of three years each. Action on all other matters besides election of directors shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless our Charter or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

Anti-Takeover Effects of Various Provisions of Wisconsin Law, Our Charter and Our Bylaws

Provisions of our Charter, our Bylaws and Wisconsin law may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareowner might consider in his, her or its best interest, including an attempt that might result in a shareowner’s receipt of a premium over the market price for his, her or its shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which could result in an improvement of their terms.

Wisconsin Law

Section 196.795(3) of the Wisconsin Statutes provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a public utility holding company, such as us, without the approval of the Public Service Commission of Wisconsin, or the PSCW.

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations, such as us, held by any person or persons acting as a group in excess of 20% of the corporation’s voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareowners. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, such as us, and a significant shareowner, unless the board of directors of the corporation approves either the business combination or the purchase of shares that causes the shareowner to become a significant shareowner before such purchase occurs.

Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

Shareowner Meetings; Requirements for Advance Notice of Shareowner Nominations and Proposals

Our Bylaws establish a procedure that shareowners seeking to call a special meeting of shareowners must satisfy. This procedure involves notice to us, the receipt by us of written demands for a special meeting from holders of our common stock representing at least 10% of the votes entitled to be cast on any issue proposed to be considered, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by our board of directors. In addition, shareowners demanding such a special meeting must deliver to us a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the proxy materials for our solicitation of proxies for use at such meeting, in the event such shareowners are unsuccessful in their proxy solicitation.

Our Bylaws also provide our board of directors with discretion in postponing shareowner meetings, including, within certain limits, special meetings of shareowners. Additionally, our chairman or board of directors (acting by resolution) may adjourn a shareowner meeting at any time prior to the transaction of business at such meeting, within certain limits.

Our Bylaws also contain strict time deadlines and procedures applicable to shareowners seeking to nominate a person for election as a director or to otherwise bring business before a meeting. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. To bring business before an annual meeting, a shareowner must give written notice that complies with our Bylaws to our Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.

DESCRIPTION OF DEBT SECURITIES

Unless otherwise indicated in a prospectus supplement, the following description of the debt securities, or notes, sets forth the general terms and provisions of the notes that we may offer by this prospectus. The notes may be issued as senior debt securities or subordinated debt securities (which may include junior subordinated debt securities, senior subordinated debt securities and subordinated debt securities of any other relative ranking). When we offer to sell a particular series of notes, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of notes.

General

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein, and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes referred to as, collectively, the “indentures” and individually, the “indenture.” The indentures do not limit the aggregate principal amount of notes that may be issued under either indenture and provide that notes may be issued from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates pursuant to a supplemental indenture or a board resolution. The indentures give us the ability to reopen a previous issue of notes and issue additional notes of such series, unless otherwise provided. The following description of the indentures does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the forms of indentures as amended or supplemented from time to time (copies of which are filed as exhibits to the registration statement of which this prospectus is a part).

Provisions of a Particular Series

The prospectus supplement applicable to each series of notes will specify, among other things:

•	the title of such notes;

•	whether the series of notes consists of senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of such notes which may be authenticated and delivered under the applicable indenture;

•

the person to whom interest on a note of the series shall be payable if other than the person in whose name that note is registered at the close of business on the regular record date for such interest;

•

the date or dates on which the principal of such notes is payable or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and our right, if any, to extend the interest payment periods and the duration of any such extension;

•	the place or places where the principal of, premium, if any, and interest, if any, on such notes shall be payable;

•

the methods by which registration of transfer of such notes and exchanges of such notes may be effected, and by which notices and demands to or upon us in respect of such notes and the applicable indenture may be made, given, furnished, filed or served;

•	the note registrar and paying agent or agents for such notes and, if such is the case, a statement that the principal of such notes will be payable without presentment or surrender of the notes;

•

if the time for giving redemption notices for such notes is different from that provided in the applicable indenture, such different time, and the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which such notes may be redeemed, in whole or in part, at our option, as well as any restrictions on such redemptions;

•

our obligation(s), if any, to redeem, purchase or repay such notes pursuant to any sinking fund or analogous provision or at the option of a holder and the terms and conditions upon which such notes will be so redeemed, purchased or repaid, as well as any applicable exceptions to the applicable indenture provisions relating to notices of redemption in the case of mandatory redemption or redemption or repayment at the option of a holder;

•	the denominations in which such notes shall be issuable;

•

the currency or currencies, including composite currencies, in which the principal, premium, if any, and interest, if any, on such notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the principal, premium, if any, or interest, if any, on such notes are to be payable, at our election or at the election of a holder, in a coin or currency other than that in which such notes are stated to be payable: (i) the coin or currency in which any such payment will be payable and (ii) the period(s) within which, and the terms upon which, such election may be made;

•

if the principal, premium, if any, or interest, if any, on such notes are to be payable, or are to be payable at our election or at the election of a holder, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period(s) within which, and terms upon which, such election may be made;

•	if the amount payable in respect of principal of or any premium or interest on any notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•

any deletions from, modifications of or additions to the events of default or covenants as provided in the indenture pertaining to such notes, and any change in the rights of the applicable trustee or holders pursuant to a supplemental indenture;

•	any additions to the definitions set forth in the indenture with respect to such notes;

•	whether such notes shall be issued in whole or in part in the form of a global security or securities;

•

the terms and conditions, if any, upon which such global security or securities may be exchanged for certificated notes of such series and of like tenor of any authorized denomination and the circumstances under which such exchange may occur, if other than as provided in the applicable indenture;

•	the depositary for such global security or securities if other than The Depository Trust Company;

•	the form of any legend(s) to be borne by any such global security or securities in addition to or in lieu of the legend provided in the applicable indenture;

•

any limitations on the rights of the holders of such notes to transfer or exchange such notes or to obtain registration of transfer of such notes, and if a service charge will be made for the registration of transfer or exchange of such notes, the amount or terms of the service charge;

•	any restriction or condition on the transferability of such notes;

•	if other than the entire principal amount, the portion of the principal amount of such notes payable upon declaration of acceleration of maturity;

•	the terms, if any, pursuant to which such notes may be converted into or exchanged for our or another person’s shares of capital stock or other securities;

•

if such notes are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments, if any, which may be deposited in connection with a satisfaction and discharge, and any additional or alternative provisions for the reinstatement of our indebtedness in respect of such notes after satisfaction and discharge as provided in the applicable indenture;

•	any exception to indenture provisions relating to legal holidays or variation in the definition of “business day” with respect to such notes;

•	any non-applicability of the limitation on liens contained in the indenture to the notes of such series or any exceptions or modifications to the limitation on liens with respect to such notes;

•	if such notes will be subject to defeasance or covenant defeasance; and

•	any other terms of such notes.

The indentures do not contain provisions that afford holders of notes protection in the event of a highly leveraged transaction involving us.

Some of the notes may be issued as original issue discount notes. Such notes are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

Ranking

The senior debt securities will be unsecured and rank senior to our subordinated debt securities and any of our other indebtedness that by its terms is subordinated in right of payment to the senior debt securities. The senior debt securities will rank equally in right of payment with our other unsecured and unsubordinated senior indebtedness. The senior debt securities will be effectively subordinated to all of our secured indebtedness.

The subordinated debt securities will be unsecured and rank junior and subordinate in right of payment to the senior debt securities and all of our other current and future senior indebtedness. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (i) any senior indebtedness is not paid when due and failure of such default continues beyond any applicable grace period or (ii) the maturity of any senior indebtedness has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior indebtedness must be paid before any payments are made on the subordinated debt securities.

Neither the subordinated indenture nor the senior indenture will limit the amount of senior debt (whether secured or unsecured) that we can incur.

Registration and Transfer

We will not be required to (i) issue, register the transfer of or exchange notes of any series during a period of 15 days immediately preceding the date notice is given identifying the notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any notes will be made only against surrender to the paying agent of such notes. Principal of and interest on notes will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as we may designate from time to time. Payment of interest on notes on any interest payment date will be made to the person in whose name the notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the applicable trustee will act as paying agent with respect to the notes. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

All moneys paid by us to a paying agent for the payment of the principal of (and premium, if any) or interest on the notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to us, upon request and subject to applicable abandoned property laws, and the holder of such notes will from that time forward look only to us for payment of such principal, premium and interest.

Limitation on Liens

Unless otherwise specified in a prospectus supplement for notes of a particular series, the following covenant will apply to the notes of that series.

So long as any notes remain outstanding, we will not secure any indebtedness with a lien on any shares of the capital stock of any of our significant subsidiaries, which shares of capital stock we directly or indirectly own from the date of the applicable indenture or thereafter, unless we equally and ratably secure all notes. However, this restriction does not apply to or prevent:

(1)

(i) liens upon capital stock later acquired, directly or indirectly, by us to secure (A) the purchase price of such capital stock or (B) indebtedness incurred solely for the purpose of financing the acquisition of any such capital stock, (ii) liens existing on any such capital stock at the time of acquisition, and (iii) extensions, renewals or replacements of any of the foregoing, provided that in connection with clause (iii), the principal amount of indebtedness so secured shall be for the same or a lesser principal amount of the indebtedness secured by the lien and no such lien shall extend to or cover any capital stock other than the capital stock being acquired or to more than the same proportion of all shares of capital stock as was covered by the lien that was extended, renewed or replaced; or

(2)

attachment, judgment or other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and (i) the claims secured by the lien are being actively contested in good faith by appropriate proceedings or (ii) payment of the claims is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies.

Liens on any shares of the capital stock of any of our significant subsidiaries to secure any indebtedness, other than liens described in (1) and (2) above, are referred to in this prospectus as “restricted liens.” The foregoing limitations do not apply to the extent that we create any restricted liens to secure indebtedness that, together with all of our other indebtedness secured by restricted liens, does not at the time exceed 10% of our consolidated net tangible assets, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For this purpose, “indebtedness” applied to any person means (i) any liability of such person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit (other than trade letters of credit) issued to support indebtedness or obligations of such person or others of the kinds referred to in this definition, or (B) evidenced by a bond, note, debenture or similar instrument, or (C) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

For this purpose, “consolidated net tangible assets” means the total amount of our assets determined on a consolidated basis in accordance with generally accepted accounting principles, or GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

For this purpose, “significant subsidiary” means any direct, majority owned subsidiary of us that is a “significant subsidiary” as defined in Regulation S-X promulgated by the SEC.

Regulations prohibit or restrict the encumbrance or pledge of public utility assets for the benefit of an associated company. Any pledge of WPL’s common stock to secure the notes could require approval of the FERC or the PSCW. Any pledge of IPL’s common stock to secure the notes could require approval of the FERC. Even with a valid pledge of IPL’s or WPL’s common stock, foreclosure under the applicable indenture may be subject to applicable regulatory requirements, including approval by each of the FERC or the PSCW, if foreclosure or the sale of the pledged IPL or WPL common stock may constitute a transfer of control of IPL or WPL. Applicable law gives each of the FERC and the PSCW broad discretion to define “control” for these purposes, and any such determination would depend upon the facts and circumstances existing at the time. Accordingly, the ability to foreclose on and dispose of IPL or WPL common stock may be restricted or delayed by applicable regulatory requirements.

Consolidation, Merger and Sale

We may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

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the corporation formed by such consolidation or into which we are merged or the person that acquires by conveyance or transfer, or that leases, our properties and assets substantially as an entirety, is a corporation organized and existing under the laws of the United States, any State in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the applicable trustee, the payment of the principal of (and premium, if any) and interest on all the notes outstanding under the applicable indenture and the performance of every covenant of the applicable indenture on our part to be performed or observed;

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immediately after giving effect to such transactions, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

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we have delivered to the applicable trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the applicable indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further, that the successor assumes all of our obligations under the applicable indenture.

Modification

The applicable indenture contains provisions permitting us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series that is affected, to modify the applicable indenture or the rights of the holders of the notes of such series; provided that no such modification may, without the consent of the holder of each outstanding note that is affected:

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change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount of any note or the rate of interest on any note or any premium payable upon the redemption of any note, or change the method of calculating the rate of interest of any note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date); or

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reduce the percentage of principal amount of the outstanding notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture; or

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modify any of the provisions of the indenture relating to supplemental indentures requiring the consent of holders, waiver of past defaults, or waiver of certain covenants, except to increase any percentage vote required for such an amendment or supplemental indenture or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each affected holder of an outstanding note.

In addition, we and the applicable trustee may execute, without the consent of any holders of notes, any supplemental indenture for certain other customary purposes, including the creation of any new series of notes.

Events of Default

Except as described in the applicable prospectus supplement, the applicable indenture provides that any one or more of the following described events with respect to the notes of any series, which has occurred and is continuing, constitutes an “event of default” with respect to the notes of such series:

•	failure for 30 days to pay interest on the notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the notes of such series when due at maturity or upon earlier redemption; or

•	failure for 30 business days to deposit any sinking fund payment when due by the terms of a note of such series; or

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failure to observe or perform any other covenant or warranty of ours in the applicable indenture (other than a covenant or warranty which has expressly been included in the applicable indenture solely for the benefit of one or more series of notes other than such series) for 90 days after written notice to us from the applicable trustee or the holders of at least 33% in principal amount of the outstanding notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other event of default specified by us pursuant to the applicable indenture with respect to notes of that series.

The holders of not less than a majority in aggregate outstanding principal amount of the notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee with respect to the notes of such series. If an event of default occurs and is continuing with respect to the notes of any series, then the applicable trustee or the holders of not less than 33% in aggregate outstanding principal amount of the notes of such series may declare the principal amount of the notes due and payable immediately by notice in writing to us (and to the applicable trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the applicable indenture, the holders of not less than a majority in aggregate outstanding principal amount of the notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and we have paid or deposited with the applicable trustee a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration and all sums paid or advanced by such trustee, including reasonable compensation and expenses of such trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the notes of any series, on behalf of the holders of all the notes of such series, may waive any past default with respect to such series, except (i) a default in the payment of principal (or premium, if any) or interest or (ii) a default in respect of a covenant or provision which as provided under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding note of such series affected.

Satisfaction and Discharge

We will be discharged from our obligations on the notes of any series, or any portion of the principal amount of the notes of any series, if we irrevocably deposit with the applicable trustee or any paying agent (other than us) sufficient cash or eligible obligations (or a combination of both) to pay the principal, or portion of principal, premium, if any, and interest, if any, due and to become due, and deliver to such trustee or paying agent:

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if such deposit shall have been made prior to the maturity of the notes of such series, a company order stating that the money and eligible obligations shall be held in trust and deposited in accordance with the applicable indenture; and

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if eligible obligations have been deposited, an opinion of counsel that the obligations so deposited constitute eligible obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof and an opinion of an independent public accountant to the effect that the eligible obligations will be sufficient in accordance with the applicable indenture; and

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if such deposit shall have been made prior to the maturity of the notes of the series, (i) an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those notes, or the portions thereof, will have been satisfied and discharged as contemplated in the applicable indenture, and (ii) if such deposit shall have been made prior to the maturity of the notes of the series, an opinion of counsel to the effect that, as a result of a change in law or a ruling of the U.S. Internal Revenue Service issued after the date of issuance of such notes, the holders of the notes of the series, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” for U.S. dollar-denominated notes, means securities that are direct obligations of, or obligations the full and timely payment of which are unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depository receipts issued by a bank as custodian with respect to these obligations or any specific interest, principal or other payments due in respect thereof held by the custodian in accordance with the applicable indenture for the account of the holder of a depository receipt.

In the event that all of the conditions set forth above have been satisfied for any series of notes, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion of counsel described in the second and third bulleted items above, the holders of those notes will no longer be entitled to the benefits of certain of our covenants under the applicable indenture, including the covenant described above in “- Limitation on Liens.” Our indebtedness under those notes, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those notes may continue to look to us for payment of the indebtedness represented by those notes.

Each indenture will be deemed satisfied and discharged when no notes remain outstanding and we have paid all other sums payable by us under the applicable indenture and delivered an officer’s certificate and opinion of counsel to the applicable trustee stating that the conditions to satisfaction and discharge contained in the applicable indenture have been met. All moneys we pay to the applicable trustee or any paying agent on notes (or hold in trust for payment thereof) which remain unclaimed at the end of two years after payments have become due will be paid to us (or, discharged if so held in trust) upon request, subject to certain notice provisions and applicable abandoned property laws. Thereafter, the holder of those notes may look only to us for payment and not the trustee or any paying agent.

Information Concerning the Trustee

The applicable trustee, prior to an event of default with respect to notes of any series, undertakes to perform, with respect to notes of such series, only such duties as are specifically set forth in the applicable indenture and, in case an event of default with respect to notes of any series has occurred and is continuing, shall exercise, with respect to notes of such series, such of the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the applicable trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of notes of any series, unless offered reasonable security and indemnity by such holder against the costs, expenses and liabilities which might be incurred by such trustee. The applicable trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if such trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The applicable trustee may decline to follow any such direction from a holder if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the notes of such series not joining in such direction.

Pursuant to the Trust Indenture Act of 1939, as amended, which we refer to as the 1939 Act, if a default occurs with respect to notes of any series, the applicable trustee may be required to resign as trustee under the applicable indenture if it has a conflicting interest (as defined in the 1939 Act), unless the default is cured, duly waived or otherwise eliminated within 90 days.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the applicable trustee. The applicable trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which our securities and certain of our subsidiaries are outstanding.

Governing Law

Each indenture and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Global Securities

We will issue the notes in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that:

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act;

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DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

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access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

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upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

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ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global security for all purposes under the applicable indenture and under the notes. Except as described below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive the notes in the form of a physical certificate and will not be considered the owners or holders of the notes under the applicable indenture or under the notes, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the notes or relating to payments made by DTC on account of the notes, or any responsibility to maintain, supervise or review any of DTC’s records relating to the notes.

We will make payments (including principal, premium, if any, and interest) on the notes represented by the global securities to DTC or its nominee, as the registered owner of the notes, by wire transfer of immediately available funds to the accounts specified by the registered owner of the notes. We expect that when DTC or its nominee receives any payment on the notes represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC’s procedures. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of notes represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	an event of default with respect to the notes has occurred and is continuing; or

•	we decide not to have the notes represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the notes to be issued.

We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the applicable warrant agreement.

We may issue warrants for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities, common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the applicable stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per security and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or other securities, we will include in the prospectus supplement relating to the offering information about the issuer of the debt obligations. Specifically, if the issuer has a class of securities registered under the Exchange Act and is either eligible to register its securities on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt obligations.

SELLING SHAREOWNERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareowners to be named in a prospectus supplement. We may register these shares to permit selling shareowners to resell their shares when they deem appropriate. A selling shareowner may resell all, a portion or none of such shareowner’s shares at any time and from time to time. Selling shareowners may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareowners may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareowner under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareowners, other than underwriting fees, discounts or commissions which will be borne by the selling shareowners. We will provide you with a prospectus supplement naming the selling shareowners, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareowner.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareowner may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; (5) directly by us or any selling shareowners to purchasers, including through a specific bidding, auction or other process; or (6) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareowners, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareowners may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareowners may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareowner or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareowner will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

In addition, any selling shareowner may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareowner, and the sale thereof may be made by us or any selling shareowner, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareowner to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareowners, other than underwriting fees, discounts or commissions, which will be borne by the selling shareowners. We or any selling shareowner may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareowner may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareowner or borrowed from us, any selling shareowner or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareowner in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Additionally, certain selling shareowners may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareowner. Certain selling shareowners also may sell shares short and redeliver shares to close out such short positions. Certain selling shareowners may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Certain selling shareowners also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareowner’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareowner. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareowner may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the Nasdaq, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareowner in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-9894). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2025, March 3, 2025, March 10, 2025, May 9, 2025, May 15, 2025, May 19, 2025, May 20, 2025, and September 11, 2025; and

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on April 1, 2025 for our 2025 annual meeting of shareowners called for May 16, 2025, incorporated by reference in our Annual Report on Form 10-K for the year ended December  31, 2024.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus. Additionally, some of these reports are filed on a combined basis with our subsidiaries, Interstate Power and Light Company and Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, Wisconsin 53718

Attention: Omar N. Chaudhary, Corporate Secretary

(608) 458-3311

Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at www.alliantenergy.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered in this prospectus and certain legal matters will be passed upon for us by Perkins Coie LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, of Alliant Energy Corporation incorporated in this prospectus by reference from Alliant Energy Corporation’s Annual Report on Form 10-K and the effectiveness of Alliant Energy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows. All expenses of the offerings will be paid by the registrants.

Amount
Securities and Exchange Commission registration fee	$	(†)
Printing expenses		(*)
Legal fees and expenses		(*)
Accounting fees and expenses		(*)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)		(*)

Total	$	(*)

(†)	Filing fees are being deferred pursuant to Rule 456(b) and will be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(c).
(*)

These expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. They will be provided as applicable by amendment or in a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated herein by reference or reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Alliant Energy Corporation (“Alliant Energy”)

Pursuant to the provisions of the Wisconsin Business Corporation Law (“WBCL”) and Article VIII of Alliant Energy’s Amended and Restated Bylaws, directors and officers of Alliant Energy are entitled to mandatory indemnification from Alliant Energy against certain liabilities (which may include liabilities under the Securities Act) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to Alliant Energy and such breach or failure constituted: (a) a willful failure to deal fairly with Alliant Energy or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the WBCL, directors of Alliant Energy are not subject to personal liability to Alliant Energy, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The indemnification provided by the WBCL and Alliant Energy’s Amended and Restated Bylaws is not exclusive of any other rights to which a director or officer of Alliant Energy may be entitled. Alliant Energy also carries directors’ and officers’ liability insurance.

Interstate Power and Light Company (“IPL”)

The Iowa Business Corporation Act (“IBCA”) grants each corporation organized thereunder, such as IPL, the power to indemnify its directors and officers against liabilities for certain of their acts. IPL’s Amended and

Restated Articles of Incorporation provide that IPL shall indemnify its directors and officers to the fullest extent permitted by the IBCA and may, but is not required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of IPL, or is or was serving at the request of IPL as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not IPL would have the power to indemnify such person against such liability under the provisions thereof. IPL’s Amended and Restated Bylaws permit IPL to maintain such insurance and further provide that IPL shall indemnify directors and officers of IPL to the full extent permitted by the IBCA and advance any and all reasonable expenses incurred in any proceeding to which any such director or officer is a party because he or she is or was a director or officer.

Under the IBCA, directors of IPL are not subject to personal liability to IPL or its shareowners for acts or failures to act except under certain circumstances. In addition, the IBCA grants corporations organized thereunder, such as IPL, the authority to adopt a provision in their respective articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or to its shareowners for monetary damages for certain breaches of fiduciary duty as a director. IPL’s Amended and Restated Articles of Incorporation eliminate the personal liability of each director to the fullest extent permitted by the IBCA.

The foregoing statements are subject to the detailed provisions of the IBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of IPL and should be read in connection with these other documents for a more full understanding of their effect on IPL.

The indemnification provided by IPL is not exclusive of any other rights to which a director or officer of IPL may be entitled. IPL also carries directors’ and officers’ liability insurance.

Wisconsin Power and Light Company (“WPL”)

Pursuant to the provisions of the WBCL and Article VIII of WPL’s Amended and Restated Bylaws, directors and officers of WPL are entitled to mandatory indemnification from WPL against certain liabilities (which may include liabilities under the Securities Act) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to WPL and such breach or failure constituted: (a) a willful failure to deal fairly with WPL or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the WBCL, directors of WPL are not subject to personal liability to WPL, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The indemnification provided by the WBCL and WPL’s Amended and Restated Bylaws is not exclusive of any other rights to which a director or officer of WPL may be entitled. WPL also carries directors’ and officers’ liability insurance.

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Registrant	Document Description
1.1	Alliant Energy	Form of Underwriting Agreement.*

1.2	IPL	Form of Underwriting Agreement.*

1.3	WPL	Form of Underwriting Agreement.*

4.1	Alliant Energy	Restated Articles of Incorporation of Alliant Energy Corporation (“Alliant Energy”), as amended (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Registration Statement on Form S-8 (Reg. No. 333-117654)).

4.2	Alliant Energy	Articles of Amendment to Restated Articles of Incorporation of Alliant Energy, as amended, effective May 4, 2016 (incorporated by reference to Exhibit 3.1 to Alliant Energy’s Form 10-Q for the quarter ended March 31, 2016 (File No. 1-9894)).

4.3	Alliant Energy	Amended and Restated Bylaws of Alliant Energy, effective November 8, 2022 (incorporated by reference to Exhibit 3.1 to Alliant Energy’s Form 10-Q for the quarter ended September 30, 2022 (File No. 1-9894)).

4.4	Alliant Energy	Form of Senior Note Indenture.***

4.5	IPL	Amended and Restated Articles of Incorporation of Interstate Power and Light Company (“IPL”), effective December 20, 2021 (incorporated by reference to Exhibit 3.1 to IPL’s Form 8-K, filed December 21, 2021 (File No. 1-4117)).

4.6	IPL	Amended and Restated Bylaws of IPL, effective October 27, 2020 (incorporated by reference to Exhibit 3.2 to IPL’s Form 8-K, filed October 29, 2020 (File No. 1-4117)).

4.7	WPL	Amended and Restated Articles of Incorporation of Wisconsin Power and Light Company (“WPL”), effective May 9, 2013 (incorporated by reference to Exhibit 3.4 to WPL’s Form 8-K, filed May 13, 2013 (File No. 0-337)).

4.8	WPL	Amended and Restated Bylaws of WPL, effective October 27, 2020 (incorporated by reference to Exhibit 3.3 to WPL’s Form 8—K, filed October 29, 2020 (File No. 0-337)).

4.9	Alliant Energy	Form of Junior Subordinated Debt Indenture between Alliant Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.10	IPL	Indenture (For Senior Unsecured Debt Securities), dated as of August 20, 2003, between IPL and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (incorporated by reference to Exhibit 4.11 to IPL’s Registration Statement on Form S-3 (Reg. No. 333-108199)).

4.11	IPL	Officer’s Certificate, dated as of October 14, 2003, creating IPL’s 6.45% Senior Debentures due October 15, 2033 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed October 15, 2003 (File No. 1-4117)).

4.12	IPL	Officer’s Certificate, dated as of May 3, 2004, creating IPL’s 6.30% Senior Debentures due May 1, 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed May 5, 2004 (File No. 1-4117)).

4.13	IPL	Officer’s Certificate, dated as of August 2, 2004, reopening IPL’s 6.30% Senior Debentures due May 1, 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed August 5, 2004 (File No. 1-4117)).

Exhibit Number	Registrant	Document Description

4.14	IPL	Officer’s Certificate, dated as of July 7, 2009, creating IPL’s 6.25% Senior Debentures due July 15, 2039 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed July 8, 2009 (File No. 1-4117)).

4.15	IPL	Officer’s Certificate, dated as of October 8, 2013, creating IPL’s 4.70% Senior Debentures due October 15, 2043 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed October 8, 2013 (File No. 1-4117)).

4.16	IPL	Officer’s Certificate, dated as of September 15, 2016, creating IPL’s 3.70% Senior Debentures due September 15, 2046 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed September 15, 2016 (File No. 1-4117)).

4.17	IPL	Officer’s Certificate, dated as of September 26, 2018, creating IPL’s 4.10% Senior Debentures due September 26, 2028 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed September 26, 2018 (File No. 1-4117)).

4.18	IPL	Officer’s Certificate, dated as of April 1, 2019, creating IPL’s 3.60% Senior Debentures due April 1, 2029 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed April 1, 2019 (File No. 1-4117)).

4.19	IPL	Officer’s Certificate, dated as of September 26, 2019, creating IPL’s 3.50% Senior Debentures due September 30, 2049 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed September 26, 2019 (File No. 1-4117)).

4.20	IPL	Officer’s Certificate, dated as of June 2, 2020, creating IPL’s 2.30% Senior Debentures due June 1, 2030 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed June 2, 2020 (File No. 1-4117)).

4.21	IPL	Officer’s Certificate, dated as of November 19, 2021, creating IPL’s 3.1% Senior Debentures due November 30, 2051 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed November 19, 2021 (File No. 1-4117)).

4.22	IPL	Officer’s Certificate, dated as of September 21, 2023, creating IPL’s 5.70% Senior Debentures due October 15, 2033 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed September 21, 2023 (File No. 1-4117)).

4.23	IPL	Officer’s Certificate, dated as of September 6, 2024, creating IPL’s 4.950% Senior Debentures due September 30, 2034 and IPL’s 5.450% Senior Debentures due September 30, 2054 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed September 6, 2024 (File No. 1-4117)).

4.24	IPL	Officer’s Certificate, dated as of May 19, 2025, creating IPL’s 5.600% Senior Debentures due June 29, 2035 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed May 19, 2025 (File No. 1-4117)).

4.25	IPL	Officer’s Certificate, dated as of September 11, 2025, creating IPL’s 5.600% Senior Debentures due October 1, 2055 (incorporated by reference to Exhibit 4.1 to IPL’s Form 8-K, filed September 11, 2025 (File No. 1-4117)).

4.26	WPL	Indenture, dated as of June 20, 1997, between WPL and U.S. Bank Trust Company, National Association, as successor Trustee (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WPL’s Registration Statement on Form S-3 (Reg. No. 033-60917)).

4.27	WPL	First Supplemental Indenture, dated September 16, 2021, among WPL, Wells Fargo Bank, N.A., as Original Trustee, and U.S. Bank National Association, as Series Trustee (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed September 16, 2021 (File No. 0-337)).

Exhibit Number	Registrant	Document Description

4.28	WPL	Officers’ Certificate, dated as of July 28, 2004, creating WPL’s 6.25% Debentures due July 31, 2034 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed August 2, 2004 (File No. 0-337)).

4.29	WPL	Officers’ Certificate, dated as of August 8, 2007, creating WPL’s 6.375% Debentures due August 15, 2037 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed August 9, 2007 (File No. 0-337)).

4.30	WPL	Officers’ Certificate, dated as of October 1, 2008, creating WPL’s 7.60% Debentures due October 1, 2038 (incorporated by reference to Exhibit 4.2 to WPL’s Form 8-K, filed October 2, 2008 (File No. 0-337)).

4.31	WPL	Officers’ Certificate, dated as of October 14, 2014, creating WPL’s 4.10% Debentures due October 15, 2044 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed October 14, 2014 (File No. 0-337)).

4.32	WPL	Officers’ Certificate, dated as of October 10, 2017, creating WPL’s 3.05% Debentures due October 15, 2027 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed October 10, 2017 (File No. 0-337)).

4.33	WPL	Officers’ Certificate, dated as of June 24, 2019, creating WPL’s 3.00% Debentures due July 1, 2029 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed June 24, 2019 (File No. 0-337)).

4.34	WPL	Officers’ Certificate, dated as of April 2, 2020, creating WPL’s 3.65% Debentures due April 1, 2050 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed April 2, 2020 (File No. 0-337)).

4.35	WPL	Officers’ Certificate, dated as of August 15, 2022, creating WPL’s 3.950% Debentures due September 1, 2032 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed August 15, 2022 (File No. 0-337)).

4.36	WPL	Officers’ Certificate, dated as of March 30, 2023, creating WPL’s 4.950% Debentures due April 1, 2033 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed March 30, 2023 (File No. 0-337)).

4.37	WPL	Officers’ Certificate, dated as of March 7, 2024, creating WPL’s 5.375% Debentures due March 30, 2034 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, filed March 7, 2024 (File No. 0-337)).

4.38	Alliant Energy	Form of Debt Securities.*

4.39	Alliant Energy	Form of Warrant.*

4.40	Alliant Energy	Form of Warrant Agreement.*

4.41	Alliant Energy	Form of Stock Purchase Contract.*

4.42	IPL	Form of Officer’s Certificate relating to Debt Securities.*

4.43	WPL	Form of Officers’ Certificate relating to Debt Securities.*

5.1	Alliant Energy	Opinion of Perkins Coie LLP.***

5.2	IPL	Opinion of Perkins Coie LLP.***

5.3	IPL	Opinion of Simmons Perrine Moyer Bergman PLC.***

5.4	WPL	Opinion of Perkins Coie LLP.***

23.1	Alliant Energy	Consent of Perkins Coie LLP (included in Exhibit 5.1).***

Exhibit Number	Registrant	Document Description

23.2	IPL	Consent of Perkins Coie LLP (included in Exhibit 5.2).***

23.3	IPL	Consent of Simmons Perrine Moyer Bergman PLC (included in Exhibit 5.3).***

23.4	WPL	Consent of Perkins Coie LLP (included in Exhibit 5.4).***

23.5	Alliant Energy	Consent of Deloitte & Touche LLP.

23.6	IPL	Consent of Deloitte & Touche LLP.***

23.7	WPL	Consent of Deloitte & Touche LLP.***

24.1	Alliant Energy	Powers of Attorney.***

24.2	Alliant Energy	Power of Attorney of Christie Raymond.

24.3	IPL	Powers of Attorney.***

24.4	IPL	Power of Attorney of Christie Raymond.

24.5	WPL	Powers of Attorney.***

24.6	WPL	Power of Attorney of Christie Raymond.

25.1	Alliant Energy	Form T-1 Statement of Eligibility of the trustee to be named later for the Form of Senior Note Indenture.**

25.2	Alliant Energy	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., relating to the Form of Indenture of Alliant Energy for Junior Subordinated Debt Securities.

25.3	IPL	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., relating to Indenture of IPL (For Senior Unsecured Debt Securities), dated as of August 20, 2003.***

25.4	WPL	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, relating to Indenture of WPL (For Senior Unsecured Debt Securities), dated as of June 20, 1997.***

107		Filing Fee Table.

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the applicable registrant in connection with a specific offering, and incorporated herein by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
***	Previously filed.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in their respective prospectuses any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities of a particular registrant are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or the securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the particular registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the respective registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of the applicable registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on September 22, 2025.

ALLIANT ENERGY CORPORATION

By:	/s/ Lisa M. Barton
Name: Lisa M. Barton Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities set forth below on September 22, 2025.

Signature	Title

/s/ Lisa M. Barton Lisa M. Barton	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert J. Durian Robert J. Durian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dylan M. Syse Dylan M. Syse	Chief Accounting Officer and Controller (Principal Accounting Officer)

* Patrick E. Allen	Board Chair and Director

* Ignacio A. Cortina	Director

* Stephanie L. Cox	Director

* N. Joy Falotico	Director

* Michael D. Garcia	Director

* Roger K. Newport	Director

* Thomas F. O’Toole	Director

Signature	Title

* Carol P. Sanders	Director

* Christie Raymond	Director

*By:	/s/ Robert J. Durian
Robert J. Durian Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on September 22, 2025.

INTERSTATE POWER AND LIGHT COMPANY

By:	/s/ Lisa M. Barton
Name: Lisa M. Barton Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities set forth below on September 22, 2025.

Signature	Title

/s/ Lisa M. Barton Lisa M. Barton	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert J. Durian Robert J. Durian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dylan M. Syse Dylan M. Syse	Chief Accounting Officer and Controller (Principal Accounting Officer)

* Patrick E. Allen	Board Chair and Director

* Ignacio A. Cortina	Director

* Stephanie L. Cox	Director

* N. Joy Falotico	Director

* Michael D. Garcia	Director

* Roger K. Newport	Director

* Thomas F. O’Toole	Director

Signature	Title

* Carol P. Sanders	Director

* Christie Raymond	Director

*By:	/s/ Robert J. Durian
Robert J. Durian Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on September 22, 2025.

WISCONSIN POWER AND LIGHT COMPANY

By:	/s/ Lisa M. Barton
Name: Lisa M. Barton Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities set forth below on September 22, 2025.

Signature	Title

/s/ Lisa M. Barton Lisa M. Barton	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert J. Durian Robert J. Durian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dylan M. Syse Dylan M. Syse	Chief Accounting Officer and Controller (Principal Accounting Officer)

* Patrick E. Allen	Board Chair and Director

* Ignacio A. Cortina	Director

* Stephanie L. Cox	Director

* N. Joy Falotico	Director

* Michael D. Garcia	Director

* Roger K. Newport	Director

* Thomas F. O’Toole	Director

Signature	Title

* Carol P. Sanders	Director

* Christie Raymond	Director

*By:	/s/ Robert J. Durian
Robert J. Durian Attorney-in-Fact

S-6